                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K/A


                                 CURRENT REPORT


                    Pursuant to Section 13 or 15 (d) of the
                        Securities Exchange Act of 1934


                        Date of Amendment July 19, 1996


                            MEDICAL RESOURCES, INC.
                            -----------------------
             (Exact Name of Registrant as Specified in its Charter)

        Delaware                      0-20440                   13-3584552
    (State or Other                 (Commission              (I.R.S. Employer
     Jurisdiction)                  File Number)           Identification No.)

2701 N. Rocky Point Drive, Suite 650, Tampa, FL                     33607
         and
155 State Street, Hackensack, N.J.                                  07601
- ----------------------------------                                 --------
(Address of Principal Executive Office)                           (Zip Code)

Registrant's telephone numbers, including area code  (813) 281-0202
                                     and
                                (201) 488-6230



          ---------------------------------------------------------

                                AMENDMENT NO 1
                 The undersigned registrant hereby amends its
             Current Report on Form 8-K, filed on April 30, 1996
                      to add Item 7 as set forth herein.

                                AMENDMENT NO 2
                 The undersigned registrant hereby amends its
             Current Report on Form 8-K, filed on January 9, 1996
                      to add Item 7 as set forth herein.

Item 7. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired

On January 12, 1996, the Company consummated the acquisition of the common stock of NurseCare Plus, Inc. ("NurseCare Plus") which provides supplemental healthcare staffing services for clients including hospitals, clinics and home health agencies in Southern California. Pursuant to the acquisition, the Company acquired all of the common stock of NurseCare Plus for $1,250,000 cash and a prime plus one percent note payable for $1,250,000 due January 12, 1999. The audited financial statements of NurseCare Plus and the reports thereon of independent auditors, all appearing after the signature page to this Form 8-K/A, are included herein.

     NURSECARE PLUS, INC.
     Report of Independent Auditors
     Balance Sheets as of December 31, 1995 and 1994
     Statements of Operations for the Years Ended December 31, 1995, 1994 and
     1993
     Statements of Shareholder's Equity for the Years Ended December 31, 1995, 1994 and 1993
     Statement of Cash Flows for the Years Ended December 31, 1995, 1994 and
     1993
     Notes to Financial Statements


On April 19, 1996, Medical Resources, Inc. (the "Company") entered into an asset purchase agreement with Americare Imaging Centers Inc. and MRI Associates of Tarpon Springs, Inc. ("Americare"). Pursuant to the acquisition, the Company acquired certain of the assets and liabilities of Americare for $1,500,000 cash and $1,500,000 of the Company's common stock. The audited financial statements of Americare and the reports thereon of independent auditors, all appearing after the signature page to this Form 8-K/A, are included herein.

     AMERICARE IMAGING, INC.
     Independent Auditors' Report
     Consolidated Balance Sheet as of December 31, 1995
     Consolidated Statement of Operations and Accumulated Deficit for the Year
       Ended December 31, 1995
     Consolidated Statement of Cash Flows for the Year Ended December 31, 1995 Notes to Consolidated Financial Statements
     Consolidated Balance Sheet at March 31, 1996 (unaudited)
     Consolidated Statement of Operations for the Three Months Ended March 31,
       1996 (unaudited)
     Consolidated Statement of Cash Flows for the Three Months Ended March 31,
       1996 (unaudited)
     Notes to unaudited Consolidated Financial Statements

On April 30, 1996, the Company entered into an asset purchase agreement with Access Imaging Center, Inc. ("Access"). Pursuant to the acquisition, the Company acquired certain of the assets and liabilities of Access for $1,300,000 cash and $1,700,000 of the Company's common stock. The audited financial statements of Access and the reports thereon of independent auditors, all appearing after the signature page to this Form 8-K/A, are included herein.

     ACCESS IMAGING CENTER, INC.
     Independent Auditors' Report
     Balance Sheet as of December 31, 1995
     Statement of Income and Retained Earnings For the Year Ended December 31,
      1995
     Statement of Cash Flows for the Year Ended December 31, 1995
     Notes to Financial Statements
     Balance Sheet at March 31, 1996 (unaudited)
     Statement of Income for the Three Months Ended March 31, 1996 (unaudited) Statement of Cash Flows for the Three Months Ended March 31, 1996
      (unaudited)
     Notes to unaudited Financial Statements

     (b) Unaudited Pro Forma Financial Information


        The unaudited Pro Forma Consolidated Statements of Operations for the Year Ended December 31, 1995 ("1995 Financial Statements") combines the individual Financial Statements of the Company, Americare, Access and NurseCare Plus for the year ended December 31, 1995 after giving effect to the pro forma adjustments described in the Notes to unaudited Pro Forma Consolidated Financial Statements.

        The following 1995 unaudited pro forma consolidated data reflects the Acquisition of Americare, Access and NurseCare Plus as if they had occurred on January 1, 1995. The following unaudited pro forma information does not purport to be indicative of the results which would actually have been obtained had the acquisitions been completed during the periods presented or which may be obtained in the future.

        The unaudited Pro Forma Consolidated Statements of Operations for the Three Months Ended March 31, 1996 ("1996 Financial Statements") combines the individual Financial Statements of the Company, Americare, Access and NurseCare Plus for the three months ended March 31, 1996 after giving effect to the pro forma adjustments described in the Notes to Pro Forma Consolidated Financial Statements.

        The following 1996 Unaudited Pro Forma Consolidated data reflects the Acquisition of Americare, Access and Unaudited NurseCare Plus as if they had occurred on January 1, 1996. The unaudited pro forma information is based upon historical financial information of the Company and of the Acquired Businesses giving effect to the transactions under the purchase method of accounting and the assumptions and adjustments described in the accompanying notes to unaudited Pro Forma Consolidated Financial Statements. The following unaudited Pro Forma information does not purport to be indicative of the results which would actually have been obtained had the acquisitions been completed during the periods presented or which may be obtained in the future.

                            MEDICAL RESOURCES, INC.
                     PRO FORMA CONSOLIDATED BALANCE SHEETS
                                  (Unaudited)

                                                                                   AS OF MARCH 31, 1996
                                                      -----------------------------------------------------------------------------
                                                                                                                 PRO FORMA
                                                          MEDICAL           AMERICARE   ACCESS IMAGING ----------------------------
 ASSETS                                               RESOURCES, INC.(9)  CENTER, INC.   CENTER, INC.  ADJUSTMENTS         TOTAL
 ------                                               ---------------     ------------   -----------   -----------      -----------
Current assets:
  Cash and cash equivalents                             $ 8,528,344        $    1,841     $      192   $    (2,033)(10) $ 8,528,344
  Accounts receivable, net                               18,146,463         1,656,656        587,913    (1,656,656)(11)  18,734,376
  Other receivables                                         717,060                 -              -             -          717,060
  Deferred tax asset                                      1,871,397                 -              -             -        1,871,397
  Prepaid expenses                                        1,643,550            21,721         48,647       (70,368)(10)   1,643,550
                                                        -----------        ----------     ----------   -----------      -----------
          Total current assets                           30,906,814         1,680,218        636,752    (1,729,057)      31,494,727

Medical diagnostic and office equipment, net             12,680,705         1,590,584      1,470,349             -       15,741,638
Goodwill                                                 11,247,083                 -              -     3,733,011 (8)   14,980,094
Other assets                                              2,136,547                                                       2,136,547
Deferred tax asset, net                                     326,999                 -              -             -          326,999
Value of venture contracts                                  237,031                                                         237,031
                                                        -----------        ----------     ----------   -----------      -----------
          Total assets                                  $57,535,179        $3,270,802     $2,107,101   $ 2,003,954      $64,917,036
                                                        ===========        ==========     ==========   ===========      ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Current portion of notes payable                      $ 1,395,287        $  836,666     $   51,867   $         -      $ 2,283,820
  Current portion of obligations under capital leases     3,723,068           260,014        408,000             -        4,391,082
  Accounts payable and accrued expenses                   6,823,345           262,883         91,026             -        7,177,254
  Other current liabilities                               1,283,684                 -              -             -        1,283,684
  Income taxes payable                                      397,570            61,556              -             -          459,126
                                                        -----------        ----------     ----------   -----------      -----------
          Total current liabilities                      13,622,954         1,421,119        550,893             0       15,494,966

Notes payable                                             5,259,697         1,411,626         89,103             -        6,760,426
Obligations under capital leases                          7,840,987           658,044        531,072             -        9,030,103
Convertible debentures                                   10,232,965                 -              -             -       10,232,965
Other long-term liabilities                                 889,951                 -              -             -          889,951
                                                        -----------        ----------     ----------   -----------      -----------
          Total liabilities                              37,846,554         3,490,789      1,171,068             0       42,508,411
                                                        -----------        ----------     ----------   -----------      -----------

Commitments and contingencies

Stockholders' equity:
  Common stock, $.01 par value, 20,000,000 shares
    authorized, 7,697,500 pro forma number of
    shares issued and outstanding at December 31, 1994       80,670             1,000             54        (1,054)(7)       84,877
                                                                                                             1,921 (6)
                                                                                                             2,286 (6)
                                                                                    -              -             -                -
Common Stock to be issued                                 1,721,250                 -              -             -        1,721,250
  Additional paid-in capital                             22,306,363            41,879        209,976      (251,855)(7)   25,022,156
                                                                                                         1,443,079 (6)
                                                                                                         1,272,714 (6)
  Retained income (deficit)                              (3,000,900)         (262,866)       726,003      (463,137)(7)   (3,000,900)
Less 265,000 common shares in Treasury, at cost          (1,418,758)                -              -             -       (1,418,758)
                                                        -----------        ----------     ----------   -----------      -----------
          Total stockholders' equity                     19,688,625          (219,987)       936,033     2,003,954       22,408,625
                                                        -----------        ----------     ----------   -----------      -----------

          Total liabilities and stockholders' equity    $57,535,179        $3,270,802     $2,107,101   $ 2,003,954      $64,917,036
                                                        ===========        ==========     ==========   ===========      ===========

See Notes to Pro Forma Unaudited Consolidated Financial Statements.

                            MEDICAL RESOURCES, INC.
                PRO FORMA CONSOLIDATED STATEMENTS  OF OPERATIONS
                                  (Unaudited)


                                                                        For the Three Month Period Ended March 31, 1996
                                                           -------------------------------------------------------------------
                                                              Medical     NurseCare Plus, Americare Imaging    Access Imaging
                                                          Resources, Inc.     Inc.(16)       Center, Inc.       Center, Inc.
                                                          -------------------------------------------------    ---------------
Net service revenue                                          $18,098,004        $132,397         $1,041,847           $795,680
                                                             -----------        --------         ----------         ----------
Operating expenses of services                                12,036,999          96,119            754,159            311,893
Provisions for uncollectible accounts receivable                 814,708           2,000                  -                  -
Corporate general and administrative                           1,601,205          10,000            114,042            135,265

Depreciation and amortization                                  1,316,909           1,000            236,795             67,114
                                                              ----------        --------           --------         ----------
Operating income (loss)                                        2,328,183          23,278            (63,149)           281,408
Interest (income)/expense                                        548,894               -                  -                  -
                                                              ----------        --------           --------         ----------
Income/(loss) before minority interest and
  income taxes                                                 1,779,289          23,278            (63,149)           281,408
Minority interest in losses of joint ventures
  and limited partnerships                                        43,691               -                  -                  -
                                                              ----------        --------           --------         ----------
Income before income taxes                                     1,735,598          23,278            (63,149)           281,408
Provision for income taxes                                       437,820               -                  -                  -
                                                              ----------        --------           --------         ----------
Income from continuing operations                             $1,297,778         $23,278           $(63,149)          $281,408
                                                              ==========        ========           ========         ==========

                                                         --------------------------------------------
                                                              Pro Forma                                        ProForma  With
                                                         ------------------------    Other Historical             Historical
                                                         Adjustments        Total       Acquisitions  (13)       Acquisitions
                                                         -----------         ------------------------            ------------
Net service revenue                                                -         $20,067,928     $194,724             $20,262,652
                                                         -----------         -----------     --------             -----------

Operating expenses of services                                     -          13,199,170      112,881              13,312,051
Provisions for uncollectible accounts receivable                   -             816,708       15,000                 831,708
Corporate general and administrative                          18,750  (14)     1,821,220       15,000               1,836,220
                                                             (68,042) (12)                                                  -
                                                              10,000  (15)                                                  -
Depreciation and amortization                                 87,587   (1)     1,709,405       20,000               1,729,405
                                                         -----------         -----------     --------             -----------
Operating income (loss)                                      (48,295)          2,521,425       31,843               2,553,268
Interest (income)/expense                                          -             548,894       10,000                 558,894
Income/(loss) before minority interest and               -----------         -----------     --------             -----------
                                                                                                                            -
  income taxes                                               (48,295)          1,972,531       21,843               1,994,374
Minority interest in losses of joint ventures                                                                               -
  and limited partnerships                                         -              43,691                               43,691
                                                         -----------         -----------     --------             -----------
Income before income taxes                                   (48,295)          1,928,840       21,843               1,950,683
Provision for income taxes                                   109,080  (5)        546,900        8,737                 555,637
                                                         -----------         -----------     --------             -----------
Income from continuing operations                          $(157,375)        $ 1,381,940     $ 13,106             $ 1,395,046
                                                         ===========         ===========     ========             ===========

See Notes to Pro Forma Unaudited Consolidated Financial Statements.

                            MEDICAL RESOURCES, INC.
                PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (Unaudited)


                                                                       FOR THE YEAR ENDED DECEMBER 31, 1995
                                                ------------------------------------------------------------------------------------
                                                                                                                  PRO FORMA
                                                    MEDICAL     NURSECARE  AMERICARE IMAGING ACCESS IMAGING ------------------------
                                                RESOURCES, INC. PLUS, INC.   CENTER, INC.     CENTER, INC.  ADJUSTMENTS     TOTAL
                                                --------------- ----------   ------------     ------------  -----------     -----
Net service revenue                              $51,993,758    $4,423,367    $4,411,606       $2,604,318   $       -    $63,433,049
                                                 -----------    ----------    ----------       ----------   ---------    -----------

Operating expenses of services                    31,563,796     3,383,815     1,467,485        1,602,120           -     38,017,216
Provisions for uncollectible accounts receivable   3,377,862                           -                -           -      3,377,862
Corporate general and administrative               4,978,045     1,017,097     1,827,775          452,920    (334,226)(2)  7,106,611
                                                                                                             (360,000)(3)
                                                                                                             (475,000)(4)
Depreciation and amortization                      4,567,144         2,016       841,964          268,454     350,349 (1)  6,029,927
                                                 -----------    ----------    ----------       ----------   ---------    -----------
          Operating income (loss)                  7,506,911        20,439       274,382          280,824     818,877      8,901,433
Interest (income)/expense                          1,829,017         3,646       318,182           37,904           -      2,188,749
                                                 -----------    ----------    ----------       ----------   ---------    -----------
Income/(loss) before minority interest and
  income taxes                                     5,677,894        16,793       (43,800)         242,920     818,877      6,712,684
Minority interest in losses of joint ventures
  and limited partnerships                           124,085             -             -                -           -        124,085
                                                 -----------    ----------    ----------       ----------   ---------    -----------
Income before income taxes                         5,801,979        16,793       (43,800)         242,920     818,877      6,836,769
Provision for income taxes                         1,659,111             -             -                -     413,916 (5)  2,073,027
                                                 -----------    ----------    ----------       ----------   ---------    -----------
Income from continuing operations                $ 4,142,868    $   16,793    $  (43,800)      $  242,920   $ 404,961   $  4,763,742
                                                 ===========    ==========    ==========       ==========   =========    ===========

See Notes to Pro Forma Unaudited Consolidated Financial Statements.

    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


(1) Adjustment reflects the additional amortization of goodwill due to the acquisition of Americare, Access and NurseCare Plus, Inc. The goodwill created from the acquisition of Americare, Access and NurseCare Plus were $3,332,831, $1,587,115 and $2,087,049, respectively, and are being amortized  on a straight-line basis over 20 years.

(2) Adjustment reflects the reduction in the consulting and management service fees paid to the former owners of Americare in the amount of $518,226. The reduction is offset by $40,000 in fees to be incurred by the Company by hiring a new center manager for the centers. In addition, the amount also includes $144,000 in fees to be paid to the former owner over the next year as consulting fees paid by the Company.

(3) Adjustment reflects the reduction in the management and marketing fees paid to the former owner of Access in the amount of $400,000. Thereduction is offset by $40,000 in fees to be incurred by the Company by hiring a new center manager for the center.

(4) Adjustment reflects the reduction in the salaries paid to the former owner of NurseCare Plus of $550,000 offset by consulting fees of $75,000 to be paid to the former owner by the Company for nine months subsequent to the acquisition.

(5) Adjustment reflects the tax effect of the operations of Americare and Access and the adjustments to amortization and corporate general and administrative expenses discussed above calculated at the Company's statutory tax rate of 40%.

(6) Adjustment reflects the of the consideration given by the Company to acquire the net business assets of both Americare and Access.

(7) Adjustment reflects the elimination of the common stock, retained earnings and additional paid-in capital of both Americare and Access.

(8) Adjustment reflects the carrying value of the assets and liabilities of Americare and Access as stated in their March 31, 1996 unaudited financial statements adjusted to the agreed upon purchase price of such assets acquired and liabilities assumed.

(9) The March 31, 1996 consolidated balance sheet of Medical Resources, Inc. included in the Company's Form 10-Q contains the assets and liabilities of NurseCare Plus. Therefore, no pro forma adjustments are included herein for the acquisition of NurseCare Plus.

(10) Adjustment reflects the value of cash and prepaid expenses of both Americare and Access at March 31, 1996 which was not purchased in the acquisitions.

(11) Adjustment reflects the value of the accounts receivable of Americare on hand at March 31, 1996 which was not purchased in the acquisition.

(12) Adjustment reflects the reduction in the consulting and management service fees paid to the former owners of Americare in the amount of $114,042. The reduction is offset by $10,000 in fees to be incurred by the Company by hiring a new center manager for the center. In addition, the amount also includes $36,000 in fees to be paid to the former owner over the next year as consulting fees.

(13) Adjustment reflects the pro forma operating results for the Company's acquisition of MRICT (four imaging centers in New York City) on January 9, 1996, as disclosed in the Company's Report on Form 8-K dated January 9, 1996, as if the acquisition had occurred on January 1, 1996.

(14) Adjustment reflects the consulting fees of $18,750 to be paid to the former owner of NursCare Plus by the Company for the three months subsequent to the acquisition.

(15) The amount also included $10,000 in fees to be incurred by the Company by hiring a new center manager for the center for the three months ended March 31, 1996.

(16) Reflects the operations for the period January 1, 1996 through January 12, 1996 (date of acquisition).

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            MEDICAL RESOURCES, INC.


                            By:   /S/ Robert J. Adamson
                               ---------------------------------------------
                               Robert J. Adamson
                               Co-President and Chief Financial Officer
                               (Co-Principal Executive Officer and
                               Principal Accounting Officer)

Dated:  July 19, 1996

                               TABLE OF CONTENTS



                                                                                       PAGE
                                                                                       ----
ACCESS IMAGING CENTER, INC.:

 Independent Auditors' Report                                                           13
 Balance Sheet as of December 31, 1995                                                  14
 Statement of Income and Retained Earnings for the Year Ended
  December 31, 1995                                                                     15
 Statement of Cash Flows for the Year Ended December 31, 1995                           16
 Notes to Financial Statements                                                       17-20

AMERICARE IMAGING CENTER, INC.:

 Independent Auditors' Report                                                           23
 Consolidated Balance Sheet as of December 31, 1995                                     24
 Consolidated Statement of Operations and Accumulated Deficit for the Year Ended
  December 31, 1995                                                                     25
 Consolidated Statement of Cash Flows for the Year Ended December 31, 1995              26
 Notes to Consolidated Financial Statements                                          27-31

NURSECARE PLUS, INC.:

Report of Independent Auditors                                                          34
Balance Sheets as of December 31, 1995 and 1994                                         35
Statements of Operations for the Years Ended December 31, 1995, 1994 and 1993           36
Statements of Shareholder's Equity for the Years Ended December 31, 1995, 1994
and 1993                                                                                37
Statement of Cash Flows for the Years Ended December 31, 1995, 1994 and 1993            38
Notes to Financial Statements                                                        39-41

AMERICARE IMAGING CENTER, INC.:

Consolidated balance sheet as of March 31, 1996 (unaudited)                             42
Consolidated statement of operations for the three months ended
March 31, 1996 (unaudited)                                                              43
Consolidated statement of cash flows for the three months ended
March 31, 1996 (unaudited)                                                              44
Notes to Unaudited Consolidated Financial Statements                                    45

ACCESS IMAGING CENTER, INC.:

Balance sheet as of March 31, 1996 (unaudited)                                          46
Statements of Income for the three months ended March 31, 1996 (unaudited)              47
Statement of cash flows for the three months ended March 31, 1996 (unaudited)           48
Notes to Unaudited Financial Statements                                                 49

                         ACCESS IMAGING CENTER, INC.


                             FINANCIAL STATEMENTS

                              December 31, 1995

                          ACCESS IMAGING CENTER, INC.

                               TABLE OF CONTENTS

                               December 31, 1995





FINANCIAL STATEMENTS                                                                                       PAGE


  Independent Auditors' Report                                                                              1


  Balance Sheet                                                                                             2


  Statement of Income and Retained Earnings                                                                 3


  Statement of Cash Flows                                                                                   4


  Notes to Financial Statements                                                                            5-8


                          INDEPENDENT AUDITORS' REPORT





To the Board of Directors and Stockholders of Access Imaging Center, Inc.

We have audited the accompanying balance sheet of Access Imaging Center, Inc. as December 31, 1995 and the related statements of income and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Access Imaging Center, Inc. as of December 31, 1995 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.





Carle Place, New York
May 31, 1996

                          ACCESS IMAGING CENTER, INC.

                                 BALANCE SHEET

                               December 31, 1995




                                                    ASSETS

       CURRENT ASSETS
         Cash and cash equivalents - note 1b                                                    $             192
         Accounts receivable - note 2                                                                     597,066
         Prepaid expenses                                                                                  49,412
                                                                                                -----------------
           Total Current Assets                                                                           646,670

       Property and equipment - notes 1c and 3                                                            355,689
       Other assets                                                                                         4,494
                                                                                                -----------------
           Total Assets                                                                         $       1,006,853
                                                                                                =================



                                     LIABILITIES AND STOCKHOLDERS' EQUITY

       CURRENT LIABILITIES
         Accounts payable and accrued expenses                                                  $         100,526
         Current portion of notes payable - note 4                                                         51,867
         Current portion of obligations under capital leases - note 5                                      29,246
                                                                                                -----------------

           Total Current Liabilities                                                                      181,639

       Notes payable - note 4                                                                             102,078
       Obligations under capital leases - note 5                                                           68,511
                                                                                                -----------------
           Total Liabilities                                                                              352,228
                                                                                                -----------------

       COMMITMENTS AND CONTINGENCIES - note 5

       STOCKHOLDERS' EQUITY
         Capital stock (stated value - $1 per share; 100 shares authorized,
           54 shares issued and outstanding)                                                                   54
         Paid in capital                                                                                  209,976
         Retained earnings                                                                                444,595
                                                                                                -----------------
           Total Stockholders' Equity                                                                     654,625
                                                                                                -----------------
           Total Liabilities and Stockholders' Equity                                           $       1,006,853
                                                                                                =================





See notes to financial statements.                                       Page 2

                          ACCESS IMAGING CENTER, INC.

                   STATEMENT OF INCOME AND RETAINED EARNINGS

                      For The Year Ended December 31, 1995



 REVENUE                                                                                   $      2,604,109
                                                                                           ----------------

 EXPENSES
   Medical supplies and other operating costs                                                       582,738
   Payroll and related costs                                                                      1,019,382
   Other general and administrative expenses                                                        438,340
   Depreciation and amortization                                                                    268,454
   Interest expense                                                                                  37,904
                                                                                           ----------------

     Total Expenses                                                                               2,346,818
                                                                                           ----------------

 Net Income From Operations                                                                         257,291


 OTHER INCOME (EXPENSE)
   Loss on sale of property and equipment                                                           (14,580)
   Interest income                                                                                      209
                                                                                           ----------------

 NET INCOME                                                                                         242,920

 Retained Earnings - beginning of year                                                              291,048

 Distributions to stockholders                                                                      (89,373)
                                                                                           ----------------

 Retained Earnings - end of year                                                           $        444,595
                                                                                           ================





See notes to financial statements.                                        Page 3

                          ACCESS IMAGING CENTER, INC.

                            STATEMENT OF CASH FLOWS

                      For The Year Ended December 31, 1995




       CASH FLOWS FROM OPERATING ACTIVITIES
       Net Income                                                                               $         242,920
                                                                                                -----------------

       Adjustments to reconcile net income to net cash provided by operating activities:
         Depreciation and amortization                                                                    268,454
         Loss on sale of property and equipment                                                            14,580
       Cash flow increase (decrease) from changes in operating assets and liabilities:
         Accounts receivable                                                                             (113,971)
         Prepaid expenses                                                                                 (48,647)
         Other assets                                                                                      (2,064)
         Accounts payable and accrued expenses                                                             63,197
                                                                                                -----------------
           Total Adjustments                                                                              181,549
                                                                                                -----------------
           Net cash provided by operating activities                                                      424,469
                                                                                                -----------------


       CASH FLOWS FROM INVESTING ACTIVITIES
         Purchase of property and equipment                                                              (365,911)
         Proceeds from sale of property and equipment                                                      37,856
                                                                                                -----------------
           Net cash used in investing activities                                                         (328,055)
                                                                                                -----------------

       CASH FLOWS FROM FINANCING ACTIVITIES
         Proceeds from notes payable                                                                      133,679
         Advances from lessor of equipment under capital lease                                             97,757
         Principal payments - notes payable                                                               (19,652)
         Principal payments - capital lease obligations                                                  (313,160)
         Distributions to stockholders                                                                    (89,373)
                                                                                                -----------------
           Net cash used in financing activities                                                         (190,749)
                                                                                                -----------------

       Net decrease in cash and cash equivalents                                                          (94,335)
       Cash and cash equivalents - beginning of year                                                       94,527
                                                                                                -----------------
       Cash and cash equivalents - end of year                                                  $             192
                                                                                                =================


       SUPPLEMENTAL CASH FLOW INFORMATION
         Interest paid                                                                          $          37,904
                                                                                                =================
         Income taxes paid                                                                      $               -
                                                                                                =================





See notes to financial statements.                                        Page 4

                          ACCESS IMAGING CENTER, INC.

                         NOTES TO FINANCIAL STATEMENTS

                               December 31, 1995


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a)   Nature of Business

         Access Imaging Center, Inc. was organized and began operations October 12, 1989. Income of the Corporation is derived mainly from MRI scans.

b)   Cash and Cash Equivalents

         Cash and cash equivalents for purposes of statement of cash flows includes cash in banks and on hand.

c)   Property and Equipment

         Medical diagnostic equipment, office equipment, leasehold improvements and vehicles are stated at cost. Depreciation and amortization are computed upon the shorter of the estimated useful lives of the respective assets, generally seven years, or the lease term, using the straight-line method for financial reporting purposes and accelerated methods for income tax purposes. Maintenance and repairs are charged to expense as incurred.

d)   Leases

         Leases which meet the criteria for capitalization are capitalized and the related capital lease obligations are included in current and long-term liabilities. Amortization and interest are charged to expense, with rent payments being treated as payments of the capital lease obligations. All other leases are accounted for as operating leases, with rent payments being charged to expenses as incurred.

e)   Revenue Recognition

         Revenue is recorded as services are rendered to patients.

f)   Income Taxes

         Access Imaging Center, Inc. has elected to be treated as a Sub-chapter "S" corporation for federal and state income tax purposes. Accordingly, no provision has been made for income taxes as such taxes are the responsibility of the individual stockholders.

g)   Use of Estimates

         The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.


                                                                          Page 5

                          ACCESS IMAGING CENTER, INC.

                         NOTES TO FINANCIAL STATEMENTS

                               December 31, 1995



NOTE 2 - ACCOUNTS RECEIVABLE

Accounts receivable is comprised of the following:

                  Accounts receivable                                                 $        920,066
                  Less: allowance for doubtful accounts and contractual
                          adjustments                                                         (323,000)
                                                                                      ----------------
                                                                                      $        597,066
                                                                                      ================

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment is comprised of the following:

                      Medical diagnostic equipment                                $        156,838
                      Office equipment, furniture and fixtures                             166,647
                      Leasehold improvements                                                46,621
                      Transportation equipment                                             147,458
                                                                                  ----------------

                                                                                           517,564

                      Less: accumulated depreciation and amortization                     (161,875)
                                                                                  ----------------
                                                                                  $        355,689
                                                                                  ================

NOTE 4 - NOTES PAYABLE

Notes payable are comprised of the following:


         a)      Note payable - original amount of $22,000 payable in quarterly installments of $1,500 including interest at a rate of 8%, with a balloon payment of $12,646 due October 1, 1996.
                                                                                                  $      14,849
         b)      Note payable - original amount of $22,000 payable in quarterly installments of $1,500 including interest at a rate of 8%, with a balloon payment of $12,646 due October 1, 1996.
                                                                                                         14,849

         c)      Note payable - original amount of $70,132 payable in monthly installments of $1,282 including interest at a rate of 9.5% with a balloon payment in the amount of $37,073 due April 21, 1998;
                 collateralized by vehicles.                                                             61,814

                          ACCESS IMAGING CENTER, INC.

                         NOTES TO FINANCIAL STATEMENTS

                               December 31, 1995




NOTE 4 - NOTES PAYABLE (Continued)
       d) Note payable - original amount of $63,547 payable in monthly installments of $1,114 including interest at a rate of 2% through November, 2000; collateralized by medical equipment


                                                                                                $          62,433
                                                                                                -----------------
                                                                                                          153,945
       Less: current portion                                                                              (51,867)
                                                                                                -----------------

                                                                                                $         102,078
                                                                                                =================

Maturities of long-term debt are as follows:

                                                Year                                                  Amount
                                                ----                                                  ------
                                                1996                                            $          51,867
                                                1997                                                       23,403
                                                1998                                                       53,681
                                                1999                                                       12,986
                                                2000                                                       12,008
                                                                                                -----------------

                                                                                                $         153,945
                                                                                                =================


NOTE 5 - COMMITMENTS AND CONTINGENCIES

Leases

The Company entered into a ten-year agreement to lease space for its facility. The lease, as amended, expired in February 1996. In October 1995, the Company entered into a five-year agreement to lease new space for its facility. Rent expense under the leases was approximately $103,962 for the year ending December 31, 1995.

In January 1996, the Company entered into a non-cancellable lease for medical equipment. Pursuant to this lease, in December 1995, the lessor advanced approximately $98,000 to the Company for site preparation costs. Repayment of these advances will become part of the scheduled lease payment for the equipment.

                          ACCESS IMAGING CENTER, INC.

                         NOTES TO FINANCIAL STATEMENTS

                               December 31, 1995





NOTE 5 - COMMITMENTS AND CONTINGENCIES (Continued)

Future minimum payments under leases at December 31, 1995, including the lease entered into in January 1996, are as follows:

                                                                          Capital             Operating
                                                                           Leases              Leases
                                                                           ------              ------
                                      1996                           $         271,378    $          68,181
                                      1997                                     272,629               69,506
                                      1998                                     272,629               72,528
                                      1999                                     234,504               75,550
                                      2000                                     234,504               78,572
                                   Thereafter                                   58,626                    -
                                                                     -----------------    -----------------
              Total minimum lease payments                                   1,344,270    $         364,337
                                                                                          =================

              Less: amount representing interest                              (295,676)
                                                                     -----------------

              Present value of minimum lease payments                $       1,048,594
                                                                     =================


Litigation

Counsel advises that the Company has no material liability in any commercial litigation.



NOTE 6 - SUBSEQUENT EVENTS

In May 1996, the Company sold all of its assets for $3,000,000 and ceased operations. In connection with this sale, substantially all liabilities were assumed by the purchaser.

                         AMERICARE IMAGING CENTER, INC.


                       CONSOLIDATED FINANCIAL STATEMENTS

                               December 31, 1995

                         AMERICARE IMAGING CENTER, INC.

                               TABLE OF CONTENTS

                               December 31, 1995





                                                                                         PAGE
CONSOLIDATED FINANCIAL STATEMENTS


  Independent Auditors' Report                                                             1


  Consolidated Balance Sheet                                                               2


  Consolidated Statement of Operations and Accumulated Deficit                             3


  Consolidated Statement of Cash Flows                                                     4


  Notes to Consolidated Financial Statements                                             5-9

                          INDEPENDENT AUDITORS' REPORT



To the Board of Directors and Stockholders of Americare Imaging Center, Inc.


We have audited the accompanying consolidated balance sheet of Americare Imaging Center, Inc. as of December 31, 1995 and the related consolidated statements of operations and accumulated deficit and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Americare Imaging Center, Inc. as of December 31, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.





Carle Place, New York
May 31, 1996

                         AMERICARE IMAGING CENTER, INC.

                           CONSOLIDATED BALANCE SHEET

                               December 31, 1995



                                                    ASSETS
       CURRENT ASSETS
         Cash and cash equivalents - note 1c                                                    $           1,089
         Accounts receivable - note 2                                                                   1,499,858
         Prepaid expenses and other current assets                                                         34,182
                                                                                                -----------------
           Total Current Assets                                                                         1,535,129

       Property and Equipment - notes 1d and 3                                                          1,826,380
                                                                                                -----------------

           Total Assets                                                                         $       3,361,509
                                                                                                =================


                                     LIABILITIES AND STOCKHOLDERS' EQUITY

       CURRENT LIABILITIES
         Accounts payable and accrued expenses                                                  $         216,117
         Current portion of notes payable - note 4                                                      1,168,835
         Current portion of obligations under capital leases - note 5                                     398,505
                                                                                                -----------------
           Total Current Liabilities                                                                    1,783,457

       Notes Payable - note 4                                                                             937,699

       Obligations under capital leases - note 5                                                          797,191
                                                                                                -----------------
           Total Liabilities                                                                            3,518,347
                                                                                                -----------------

       Commitments and Contingencies - note 5

       STOCKHOLDERS' EQUITY
         Capital stock - (stated value - $10 per share; 200 shares authorized,                              1,000
          100 shares issued and outstanding)
         Paid in capital                                                                                   41,879
         Accumulated deficit                                                                             (199,717)
                                                                                                -----------------
           Total Stockholders' Equity                                                                    (156,838)
                                                                                                -----------------

           Total Liabilities and Stockholders' Equity                                           $       3,361,509
                                                                                                =================





See notes to consolidated financial statements.
                                                                         Page 2

                         AMERICARE IMAGING CENTER, INC.

          CONSOLIDATED STATEMENT OF OPERATIONS AND ACCUMULATED DEFICIT

                      For the Year Ended December 31, 1995





REVENUE                                                                                  $        4,411,606
                                                                                         ------------------

EXPENSES
  Outside payroll services                                                                         806,056
  Medical supplies and other costs                                                                 661,429
  General and administrative expenses                                                            1,468,597
  Management fees                                                                                  359,178
  Depreciation and amortization                                                                    841,964
  Interest expense                                                                                 318,182
                                                                                         -----------------

     Total Expenses                                                                              4,455,406
                                                                                         -----------------

NET LOSS                                                                                           (43,800)

Accumulated Deficit - beginning of year                                                           (155,917)
                                                                                         -----------------

Accumulated Deficit - end of year                                                        $        (199,717)
                                                                                         =================





See notes to consolidated financial statements.
                                                                          Page 3

                         AMERICARE IMAGING CENTER, INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                      For the Year Ended December 31, 1995




CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss                                                                                 $         (43,800)
                                                                                         -----------------
Adjustments to reconcile net income to net cash provided by
  operating activities:
  Depreciation and amortization                                                                    841,964
Cash flow increase (decrease) from changes in operating assets and liabilities
  Accounts receivable                                                                              713,180
  Prepaid expenses and other current assets                                                           (746)
  Accounts payable and accrued expenses                                                           (324,155)
                                                                                         -----------------
    Total Adjustments                                                                            1,230,243
                                                                                         -----------------
    Net cash provided by operating activities                                                    1,186,443
                                                                                         -----------------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of property and equipment                                                              (375,634)
  Acquisition of PSA Associates, net of cash received                                             (305,831)
                                                                                         -----------------
    Net cash used in investing activities                                                         (681,465)
                                                                                         -----------------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from notes payable                                                                    1,089,492
  Principle payments - notes payable                                                            (1,292,602)
  Principle payments - capital lease obligations                                                  (313,734)
                                                                                         -----------------
    Net cash used in financing activities                                                         (516,844)
                                                                                         -----------------
Net decrease in cash and cash equivalents                                                          (11,866)
Cash and cash equivalents - beginning of year                                                       12,955
                                                                                         -----------------
Cash and cash equivalents - end of year                                                  $           1,089
                                                                                         =================
SUPPLEMENTAL CASH FLOW INFORMATION
  Interest paid                                                                          $         318,182
                                                                                         =================
  Income taxes paid                                                                      $               -
                                                                                         =================





See notes to consolidated financial statements.
                                                                          Page 4

                         AMERICARE IMAGING CENTER, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               December 31, 1995


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a)       Nature of Business

         Americare Imaging Center, Inc. ("AIC") was founded in July, 1994 to operate and manage outpatient diagnostic imaging centers in central Florida. In January 1995, AIC acquired all of the common stock of MRI of Tarpon Springs ("MRI") and the assets of Physicians Scanning Associates ("PSA") for $2,617,651. The purchase was funded by the assumption of the liabilities of PSA in the amount of $2,312,651 and the delivery of a promissory note to the seller in the amount of $305,000 (see note 4).

         The fair value of assets acquired exceeded the purchase price by approximately $185,000. This excess was recorded as a reduction to the carrying value of the medical equipment acquired.

b)  Principles of Consolidation

         The consolidated financial statements include the accounts of AIC and MRI (collectively referred to as the Company). All significant intercompany transactions have been eliminated in consolidation.

c)  Cash and Cash Equivalents

         Cash and cash equivalents for purposes of statement of cash flows includes cash in banks and on hand.

d)  Property and Equipment

         Property and equipment are stated at cost. Repairs and maintenance which do not prolong normal asset life are charged to expense. Depreciation is computed by the straight line method over estimated useful life of the related assets.

e)  Leases

         Leases which meet the criteria for capitalization are capitalized and the related capital lease obligations are included in current and long-term liabilities. Amortization and interest are charged to expense, with rent payments being treated as payments of the capital lease obligation. All other leases are accounted for as operating leases, with rent payments being charged to expense as incurred.

f)  Revenue Recognition

         Revenue is recognized as services are rendered to patients.

                         AMERICARE IMAGING CENTER, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               December 31, 1995


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

g)   Income Taxes

         The Company applies the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"). SFAS 109 requires a company to recognize deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in a company's financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

         For the year ended December 31, 1995, AIC's net income was not significant and MRI incurred a net operating loss. Additionally, differences between taxable income and income for financial statement purposes were not significant. Accordingly, no provision for current or deferred income taxes has been recorded in the financial statements.

h)   Use of Estimates

         The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.


NOTE 2 - ACCOUNTS RECEIVABLE

Accounts receivable is comprised of the following:

         Accounts receivable                                                 $      3,841,437
         Less:  Allowance for doubtful accounts and
           contractual adjustments                                                 (2,341,579)
                                                                             ----------------
                                                                             $      1,499,858
                                                                             ================

Approximately $2,500,000 of the accounts receivable balance relates to services performed on patients, the collection of which is contingent upon the outcome of pending litigation involving the patient and outside third parties.
Included in the allowance for doubtful accounts and contractual adjustments is approximately $1,500,000 for these receivables. Approximately 65 percent of the gross revenues during the year were derived from patients in this category.

                         AMERICARE IMAGING CENTER, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               December 31, 1995



NOTE 3 - PROPERTY AND EQUIPMENT

                         Property and Equipment is comprised of the following:
                           Medical diagnostic equipment                                          $       2,430,080
                           Leasehold improvements                                                          335,557
                           Office equipment                                                                 53,767
                           Furniture and fixtures                                                           33,839
                                                                                                 -----------------
                                                                                                         2,853,243
                         Less:  accumulated depreciation and amortization                               (1,026,863)

                                                                                                 -----------------
                                                                                                 $       1,826,380
                                                                                                 =================


NOTE 4 - NOTES PAYABLE

Notes payable are comprised of the following:

                 a)   Note payable - original amount of $305,000 payable in quarterly installments of $18,540 including interest at a rate of 7.75% through
                      January 2000; collateralized by the assets of the Company.
                                                                                                          $         266,369
                 b)   Note payable - original amount of $200,000 payable over 60 months including interest at a rate of 7% through July 1999, collaterlized by medical equipment.  The Company is currently in arrears on this obligation; accordingly, the entire obligation has been recorded as
                      current.                                                                                      203,500

                 c)   Note payable - original amount of $1,729,000 payable in monthly installments of $55,687 including interest at a rate of 7% through
                      November 1997.                                                                              1,194,603

                 d)   Note payable - original amount of $250,000 payable in monthly installments of $5,250 including interest at a rate of 9.5% through May
                      1999.                                                                                         183,206

                 e)   Note payable - original amount of $414,100 payable in monthly installments of $36,986 including interest at a rate of 13% through June
                      1996.                                                                                         213,740

                 f)   Note payable - original amount of $204,512 payable in monthly installments of $9,189 including interest at a rate of 7.35% through May
                      1996.                                                                                          45,116
                                                                                                          -----------------
                                                                                                                  2,106,534
                     Less:  current portion                                                                      (1,168,835)
                                                                                                          -----------------

                                                                                                          $         937,699
                                                                                                          =================

                         AMERICARE IMAGING CENTER, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               December 31, 1995



NOTE 4 - NOTES PAYABLE (Continued)

Maturities of long-term debt are as follows:

                                    Year                      Amount
                                    ----                      ------
                                    1996                $        1,168,835
                                    1997                           702,714
                                    1998                           121,799
                                    1999                            94,998
                                    2000                            18,188
                                                        ------------------
                                                        $        2,106,534
                                                        ==================


NOTE 5 - COMMITMENTS AND CONTINGENCIES

Leases

The Company has entered into various leases for medical equipment and has capitalized the assets relating to these leases. The leases are collateralized by the related equipment.

The following is a summary of assets under capital leases:

                                    Medical equipment                                  $      1,323,897
                                    Less: accumulated amortization                             (420,018)
                                                                                       ----------------

                                                                                       $        903,879
                                                                                       ================

Future minimum lease payments under the capital leases as of December 31, 1995 are as follows:

                             1996                                                                   $        404,090
                             1997                                                                            411,837
                             1998                                                                            362,051

                             1999                                                                            186,079
                             2000                                                                             52,182
                                                                                                    ----------------
                                                                                                           1,416,239

                       Less: amount representing interest                                                   (220,543)
                                                                                                    ----------------

                       Present value of net minimum capital lease payments (including
                         $398,505 classified as current portion of obligations under
                         capital leases)                                                            $      1,195,696
                                                                                                    ================

                         AMERICARE IMAGING CENTER, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               December 31, 1995




NOTE 5 - COMMITMENTS AND CONTINGENCIES (Continued)

The Company leases three operating facilities under operating leases which expire in varying periods through 1999. Future minimum lease payments as of December 31, 1995 are as follows:

                                          1996                        $          109,760
                                          1997                                    82,620
                                          1998                                    57,840
                                          1999                                    27,600
                                                                      ------------------
                                                                      $          277,820
                                                                      ==================


Litigation

Counsel advises that the Company has no material liability in any commercial litigation.



NOTE 6 - SUBSEQUENT EVENTS

In May 1996, the Company sold all of its assets for $4,500,000 and ceased operations. In connection with this sale, substantially all liabilities were assumed by the purchaser.





                                                                          Page 9

                              Financial Statements

                             Nurse Care Plus, Inc.

                  Years ended December 31, 1995, 1994 and 1993
                      with Report of Independent Auditors

                             Nurse Care Plus, Inc.

                              Financial Statements

                  Years ended December 31, 1995, 1994 and 1993




                                    CONTENTS


Report of Independent Auditors........................... 1

Audited Financial Statements

Balance Sheets........................................... 2
Statements of Operations................................. 3
Statements of Shareholder's Equity....................... 4
Statements of Cash Flows................................. 5
Notes to Financial Statements............................ 6

                         Report of Independent Auditors

The Board of Directors and Shareholder's
Nurse Care Plus, Inc.

We have audited the accompanying balance sheets of Nurse Care Plus, Inc. as of December 31, 1995 and 1994, and the related statements of operations and shareholder's equity and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Nurse Care Plus, Inc. at December 31, 1995 and 1994, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.




                                              ERNST & YOUNG LLP



San Diego, California
January 29, 1996

                             Nurse Care Plus, Inc.

                                 Balance Sheets




                                                               DECEMBER 31
                                                             1995        1994
                                                          ----------  ----------
ASSETS
 Current assets:
 Cash and cash equivalents                                  $  5,935    $ 20,846
Accounts receivable                                          611,452     569,269
                                                          ----------  ----------
Total current assets                                         617,387     590,115


Furniture, fixtures and equipment, net                         4,037       6,053
Other assets                                                  17,086      23,403
                                                          ----------  ----------
Total assets                                                $638,510    $619,571
                                                          ==========  ==========

LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
 Accounts payable and accrued expenses                      $  2,188    $  1,125
 Accrued payroll and related benefits                        131,395     155,312
 Note payable to shareholder                                  80,000      55,000
                                                          ----------  ----------
Total current liabilities                                    213,583     211,437


Commitments

Shareholder's equity:
 Common stock, 1,000,000 par value - $1.00 shares
  authorized; 40,000 shares issued and outstanding            40,000      40,000
 Retained earnings                                           384,927     368,134
                                                          ----------  ----------
Total shareholder's equity                                   424,927     408,134
                                                          ----------  ----------
Total liabilities and shareholder's equity                  $638,510    $619,571
                                                          ==========  ==========

See accompanying notes.

                             Nurse Care Plus, Inc.

                            Statements of Operations



                                  YEARS ENDED DECEMBER 31
                               1995         1994        1993
                            -----------  ----------  -----------

Revenues                     $4,423,367  $3,219,891   $2,059,972

Cost and expenses:
Cost of services              3,385,831   2,585,470    1,712,083
Selling and administrative    1,017,097     409,401      295,993
Interest                          3,646       7,802        3,221
                             ----------  ----------   ----------
                              4,406,574   3,002,673    2,011,297
                             ----------  ----------   ----------

Net income                   $   16,793  $  217,218   $   48,675
                             ==========  ==========   ==========

See accompanying notes.

                             Nurse Care Plus, Inc.

                       Statements of Shareholder's Equity




                                 COMMON STOCK       RETAINED
                              -------------------
                               SHARES    AMOUNT     EARNINGS     TOTAL
                              --------  ---------  ----------  ----------
Balance at December 31, 1992   80,000   $ 80,000   $ 237,241   $ 317,241
Repurchase shares             (40,000)   (40,000)   (135,000)   (175,000)
Net income                          -          -      48,675      48,675
                              -------   --------   ---------   ---------
Balance at December 31, 1993   40,000     40,000     150,916     190,916
Net income                          -          -     217,218     217,218
                              -------   --------   ---------   ---------
Balance at December 31, 1994   40,000     40,000     368,134     408,134
Net income                          -          -      16,793      16,793
                              -------   --------   ---------   ---------
Balance at December 31, 1995   40,000   $ 40,000   $ 384,927   $ 424,927
                              =======   ========   =========   =========

See accompanying notes.

                             Nurse Care Plus, Inc.

                            Statements of Cash Flows



                                                    YEARS ENDED DECEMBER 31
                                                  1995        1994       1993
                                                ---------  ----------  ---------
OPERATING ACTIVITIES
Net income                                      $ 16,793   $ 217,218   $ 48,675
Adjustments to reconcile net income to net
 cash provided by operating activities:
  Depreciation and amortization                    2,016       2,016        497
  Changes in operating assets and liabilities:
   Accounts receivable                           (42,183)   (236,941)    (7,134)
   Other assets                                    6,317        (331)    (3,739)
   Accounts payable and accrued expenses           1,063       1,125          -
   Accrued payroll and related benefits          (23,917)     77,653     36,983
                                                --------   ---------   --------
Net cash (used in) provided by operating
activities                                       (39,911)     60,740     75,282

INVESTING ACTIVITIES
Purchases of furniture, fixtures and equipment         -        (632)         -


FINANCING ACTIVITIES
Note payable to shareholder                       25,000     (69,000)   124,000
Dividends paid to shareholders                         -           -   (175,000)
                                                --------   ---------   --------
Net (decrease) increase in cash and cash
 equivalents                                     (14,911)     (8,892)    24,282

Cash and cash equivalents at beginning of year    20,846      29,738      5,456
                                                --------   ---------   --------
Cash and cash equivalents at end of year        $  5,935   $  20,846   $ 29,738
                                                ========   =========   ========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
 INFORMATION:
Cash paid during the period for interest        $  3,646   $   7,802   $  3,221
                                                ========   =========   ========

See accompanying notes.

                             Nurse Care Plus, Inc.

                         Notes to Financial Statements

                               December 31, 1995




1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nurse Care Plus, Inc. (the Company) was incorporated in California on July 3, 1987. The Company provides temporary nursing services to acute care hospitals in Orange, Riverside and San Diego counties. The following is a summary of its significant accounting policies.

CASH AND CASH EQUIVALENTS

The Company considers all liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

CONCENTRATION OF CREDIT RISK

Most of the Company's business activity is with acute care hospital facilities. As of December 31, 1995, the Company's receivables from hospitals totaled $611,452. Credit is extended based on the evaluation of each entity's financial condition and collateral is generally not required. Credit losses have been within management's expectations.

REVENUE RECOGNITION

Revenue from services consists of temporary placement revenues. Temporary placement revenue is recognized at established rates in the period in which services are provided.

FURNITURE, FIXTURES AND EQUIPMENT

Furniture, fixtures and equipment are stated at cost. Depreciation is calculated using the straight-line method based on the estimated useful lives of the related assets (generally five years).

INCOME TAXES

The Company uses the accrual method of accounting for financial statement reporting and uses the cash method of accounting for income tax purposes. The Company has elected S corporation status for federal and state income tax
reporting purposes.   Accordingly, the income is included in the tax returns of
the shareholders and no provision for federal income taxes has been made in the accompanying financial statements. An estimate of the provision for state income taxes has been made based on the applicable rates and included in selling and administrative expenses.

                             Nurse Care Plus, Inc.

                             Nurse Care Plus, Inc.

2. COMMITMENTS

The Company rents office space under an operating lease with no lease duration commitment date. Total rent expense for the above lease for the years ended December 31, 1995, 1994, and 1993 amounted to $30,534, $31,498 and $31,801, respectively. No future minimum rental payments are required under the office lease.

3.  RELATED PARTY TRANSACTION

The shareholder loaned the Company $348,000 in 1995, $432,000 in 1994 and $278,000 in 1993, of which the Company repaid the shareholder loans at various times so that the amount outstanding at December 31, 1995 and 1994 were $80,000 and $55,000, respectively.

4. SUBSEQUENT EVENTS

The sole shareholder loaned the Company $105,000 during January 1996.

     On January 11, 1996, the assets of the Company were acquired by a wholly-owned subsidiary of Medical Resources, Inc. (MRI).

                                         AMERICARE IMAGING CENTER INC.
                                           CONSOLIDATED BALANCE SHEET
                                                  (UNAUDITED)


                                                               March 31, 1996
                                                               --------------

ASSETS

Current assets:
 Cash and cash equivalents                                                                     $    1,841
 Accounts receivable, net                                                                       1,656,656
 Prepaid expenses                                                                                  21,721
                                                                                               ----------
      Total current assets                                                                      1,680,218


Medical diagnostic and office equipment, net                                                    1,590,584
                                                                                               ----------
      Total assets                                                                             $3,270,802
                                                                                               ==========

LIABILITIES AND STOCKHOLDER'S DEFICIT

Current liabilities:
 Current portion of notes payable                                                              $  836,666
 Current portion of obligations under capital leases                                              260,014
 Accounts payable and accrued expenses                                                            262,883
 Income taxes payable                                                                              61,556
                                                                                               ----------
      Total current liabilities                                                                 1,421,119

Notes payable                                                                                   1,411,626
Obligations under capital leases                                                                  658,044
                                                                                               ----------
      Total liabilities                                                                         3,490,789


Stockholders' deficit:
 Common stock                                                                                       1,000
 Additional paid-in capital                                                                        41,879
 Retained deficit                                                                                (262,866)
                                                                                               ----------
      Total stockholders' deficit                                                                (219,987)

                                                                                               ----------
      Total liabilities and stockholders' deficit                                              $3,270,802
                                                                                               ==========

See Notes to Unaudited Consolidated Financial Statements.

                         AMERICARE IMAGING CENTER INC.
                     CONSOLIDATED STATEMENT OF OPERATIONS
                                  (UNAUDITED)




                                                                                    For the Three Months Ended
                                                                                           March 31, 1996
                                                                                     --------------------------

Net service revenue                                                                            $1,041,847

Operating expenses of services                                                                    754,159
Provisions for uncollectible accounts receivable
Corporate general and administrative                                                              114,042
Depreciation and amortization                                                                     236,795
                                                                                               ----------
Net loss                                                                                       $  (63,149)
                                                                                               ==========


See Notes to Unaudited Consolidated Financial Statements.

                         Americare Imaging Center, Inc.
                      Consolidated Statement of Cash Flows
                   For the three Months Ended March 31, 1996
                                  (Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:



Net loss                                                       $ (63,149)
Adjustments to reconcile net loss to net cash provided by
 operating activities:
Depreciation and amortization                                    236,795
Increase in accounts receivable                                 (156,798)
Decrease in prepaid expenses                                      12,461
Increase in accounts payable and accrued expenses                 46,766
Increase in income taxes payable                                  61,556
                                                               ---------

Net cash provided by operating activities                        137,631
                                                               ---------

CASH FLOWS FROM INVESTING ACTIVITIES:

Purchase of property and equipment                                  (999)
                                                               ---------

Net cash used in investing activities                               (999)
                                                               ---------

CASH FLOWS FROM FINANCING ACTIVITIES:

Net proceeds from notes payable                                  141,758
Principle payments - capital lease obligation                   (277,638)
                                                               ---------

Net cash used in financing activities                           (135,880)
                                                               ---------

Net increase in cash and cash equivalents                            752
Cash and cash equivalents - beginning of period                    1,089
                                                               ---------
Cash and cash equivalents - end of period                      $   1,841
                                                               =========

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid                                                  $  61,505
Income taxes paid                                              $   -0-


See Notes to Unaudited Consolidated Financial Statements.

                         AMERICARE IMAGING CENTER, INC.

              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

                                 MARCH 31, 1996


The unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete consolidated financial statements. In the opinion of management, all adjustments, consisting of normal recurring adjustments, considered necessary for a fair presentation have been included. Operating results for the interim period is not necessarily indicative of the results that may be expected for an entire year. These unaudited consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto for the year ended December 31, 1995.

An unaudited consolidated statement of operations and cash flows for the three months ended March 31, 1995 was not presented because the underlying financial data is not available.

                          Access Imaging Center Inc.
                                Balance Sheet
                                 (Unaudited)


                                                                                              March 31, 1996
                                                                                              --------------
ASSETS
Current assets:
 Cash and cash equivalents                                                                     $      192
 Accounts receivable, net                                                                         587,913
 Prepaid expenses                                                                                  48,647
                                                                                               ----------
      Total current assets                                                                        636,752


Medical diagnostic and office equipment, net                                                    1,470,349
                                                                                               ----------
      Total assets                                                                             $2,107,101
                                                                                               ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
 Current position of notes payable                                                              $  51,867
 Current position of obligations under capital leases                                             408,000
 Accounts payable and accrued expenses                                                             91,026
                                                                                               ----------
      Total current liabilities                                                                   550,893

Notes payable                                                                                      89,103
Obligations under capital leases                                                                  531,072
                                                                                               ----------
      Total liabilities                                                                         1,171,068


Stockholders' equity:
 Common stock                                                                                          54
 Additional paid-in capital                                                                       209,976
 Retained income                                                                                  726,003
                                                                                               ----------
      Total stockholders' equity                                                                  936,033

                                                                                               ----------
      Total liabilities and stockholders' equity                                               $2,107,101
                                                                                               ==========

See Notes to Unaudited Financial Statements.

                          ACCESS IMAGING CENTER INC.
                             STATEMENT OF INCOME
                                 (UNAUDITED)



                                                                            For the Three Months Ended
                                                                                   March 31, 1996
                                                                                   --------------
Net service revenue                                                                     $795,680

Operating expenses of services                                                           311,893
Corporate general and administrative                                                     135,265
Depreciation and amortization                                                             67,114
                                                                                        --------
Net Income                                                                              $281,408
                                                                                        ========




See Notes to Unaudited Financial Statements.

                         Access Imaging Center, Inc.
                         Statement of Cash Flows
                    For the three Months Ended March 31, 1996
                                  (Unaudited)




CASH FLOWS FROM OPERATING ACTIVITIES:

Net income                                                        $   281,408
Adjustments to reconcile net income to net cash provided by
 operating activities:
Depreciation and amortization                                          67,114
Decrease in accounts receivable                                         9,153
Decrease in other assets                                                4,494
Decrease in prepaid expenses                                              765
Increase in accounts payable and accrued expenses                      (9,500)
Increase in income taxes payable                                       61,556
                                                                  -----------

Net cash provided by operating activities                             353,434
                                                                  -----------

CASH FLOWS FROM INVESTING ACTIVITIES:

Purchase of property and equipment                                 (1,181,774)
                                                                  -----------

Net cash used in investing activities                              (1,181,774)
                                                                  -----------

CASH FLOWS FROM FINANCING ACTIVITIES:

Net principle payments under notes payable                            (12,975)
Net borrowings under - capital lease obligation                       841,315
                                                                  -----------

Net cash used in financing activities                                 828,340
                                                                  -----------

Net change in cash and cash equivalents                                  -
Cash and cash equivalents - beginning of period                           192
                                                                  -----------
Cash and cash equivalents - end of period                         $       192
                                                                  ===========

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid                                                     $     2,999
Income taxes paid                                                 $     -0-



See Notes to Unaudited Financial Statements.

                          ACCESS IMAGING CENTER, INC.

                    NOTES TO UNAUDITED FINANCIAL STATEMENTS

                                 MARCH 31, 1996

The unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments, consisting of normal recurring adjustments, considered necessary for a fair presentation have been included. Operating results for the interim period is not necessarily indicative of the results that may be expected for an entire year. These unaudited financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto for the year ended December 31, 1995.

An unaudited Statement of Income and of cash flows for the three months ended March 31, 1995 was not presented because the underlying financial data is not available.